SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 r 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2005

FIRSTFED BANCORP, INC.
(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19609 (Commission File Number)	63-1048648 (I.R.S. Employer Identification No.)

1630 Fourth Avenue North, Bessemer, Alabama 35020
(Address of Principal Executive Offices)

(205) 428-8472
Registrant’s telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

The Board of Directors of First Financial Bank (“Bank”), the Registrant’s wholly-owned subsidiary, has directed management to take all actions necessary to terminate the Bank’s defined benefit pension plan (“Pension Plan”), effective June 8, 2005, and replace it with an Employee Stock Ownership Plan or other plan determined to be an attractive retirement program for the Bank’s employees. By terminating the Pension Plan, the Bank anticipates incurring a one-time termination expense of approximately $640,000, which was recorded as of March 31, 2005. Termination of the Pension Plan and distribution to participants of its assets will not occur until a standard termination notice is filed with the Pension Benefit Guaranty Corporation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: April 11, 2005	FIRSTFED BANCORP, INC. By: /s/ B. K . Goodwin III B. K. Goodwin III Chairman of the Board, President and Chief Executive Officer